SECURITIES ESCROW AGREEMENT

This Securities Escrow Agreement (this “Agreement”) is made and entered into as of [          ], 2008, by and among Continental Stock Transfer and Trust Company, a New York corporation (“Escrow Agent”), International Brands Management Group Ltd., a Delaware corporation (the “Company”), and the initial holders of the Company’s units (collectively, the “Stockholders”), with reference to the following facts:

A. The Company has entered into an Underwriting Agreement dated [              ], 2008 (“Underwriting Agreement”), with Pali Capital, Inc., acting as representative (“Representative”) of the underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 20,000,000 units (“Units”) to be issued by the Company. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant (“Warrant”), and each Warrant entitles the holder thereof to purchase one share of Common Stock for an exercise price of $7.00, all as more fully described in the Company’s final prospectus, dated [                 ], 2008 (“Prospectus”), comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-147586) under the Securities Act of 1933, as amended (“Registration Statement”).

B. The Stockholders own an aggregate of 5,750,000 initial units (or 5,000,000 initial units if the Underwriters’ over-allotment option is not exercised in full), each initial unit consisting of one share of Common Stock and one initial warrant to purchase one share of Common Stock.

C. The Company has also entered into a Warrant Purchase Agreement dated as of November 16, 2007 with David Chu and Christopher H. Heyn (the “Warrant Purchase Agreement”), pursuant to which Messrs. Chu and Heyn have agreed to purchase in a private placement an aggregate of 6,000,000 warrants in a form substantially identical to the warrants provided in the Units being offered by the Underwriters.

D. In order to facilitate the public offering of the Units, (i) the Stockholders have agreed to deposit all initial units, each initial unit consisting of one share of Common Stock and one initial warrant to purchase one share of Common Stock, they own as of the date hereof (the “Escrow Units”), and (ii) Messrs. Chu and Heyn have agreed to deposit all warrants they are to purchase pursuant to the Warrant Purchase Agreement (the “Escrow Warrants”, and together with the Escrow Units, the “Escrow Securities”) in escrow as hereinafter provided.

E. The Company and the Stockholders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, with reference to the foregoing facts, the parties agree as follows:

1. Appointment of Escrow Agent.

The Company and the Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Securities.

On or before the effective date of the Registration Statement, the Stockholders (or the Company on behalf of any or all of the Stockholders) shall each deliver to the Escrow Agent a certificate or certificates representing their Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement. The Stockholders acknowledge that the certificate or certificates representing their Escrow Securities are legended to reflect that such Escrow Securities are subject to the terms and conditions of this Agreement.

3. Disbursement of the Escrow Securities.

3.1 The Escrow Agent shall hold the Escrow Securities from the date of delivery until the applicable Release Date (the “Escrow Period”).

3.2 For purposes of this Agreement:

3.2.1 “Business Combination” shall mean a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more operating businesses.

3.2.2 “Release Date” shall mean the Escrow Units Release Date or the Escrow Warrants Release Date, as applicable.

3.2.2.1 “Escrow Units Release Date” shall mean the earliest to occur of: (a) that date which is one year following the closing of the Business Combination, or earlier, if following the consummation of the Business Combination, the last sales price of the Common Stock equals or exceeds $14.50 per share for any 20 trading days during any 30-trading day period; (b) the Sale Date; and (c) the Trust Account Liquidation Date.

3.2.2.2 “Escrow Warrants Release Date” shall mean the later of (i) one year from the effective date of the Registration Statement and (ii) sixty (60) days following the closing of the Business Combination.

3.2.3 “Sale Date” shall mean the date after completion of a Business Combination on which a Stockholder Liquidation Event occurs.

3.2.4 “Stockholder Liquidation Event” shall mean, after the completion of a Business Combination: (a) the merger, consolidation, reorganization or similar transaction involving the Company (or a successor to the Company) in which the common stockholders of the Company (or such successor) have the right to exchange their shares of Common Stock (or successor securities) for cash, securities or other property, but excluding a reorganization in which the common stockholders exchange their shares for shares of a newly formed holding company and have substantially the same proportionate interests in the holding company that they had in the Company (or successor); (b) the liquidation of the Company; or (c) the sale of all or substantially all of the assets of the Company.

3.2.5 “Trust Account” shall mean a trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

3.2.6 “Trust Account Liquidation Date” shall mean a date prior to the completion of a Business Combination upon which the Trust Account is liquidated and the funds in the Trust Account are distributed to the beneficial owners of the Trust Account.

3.3 Upon any applicable Release Date, the Escrow Agent shall disburse to each of the Stockholders upon written instructions from the Company or its counsel, their respective Escrow Securities (for which the Release Date has occurred) to the address on record of each of the Stockholders, or as may otherwise be directed by the Company or its counsel in writing.

3.4 The Company agrees to notify the Escrow Agent in advance of any anticipated Stockholder Liquidation Event or Trust Account Liquidation Date and upon the occurrence thereof, upon which occurrence, the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities. The Escrow Agent shall be entitled to rely upon a certificate (the “Officer’s Certificate”), executed by the Chairman and Chief Executive Officer of the Company, in form reasonably acceptable to the Escrow Agent, that certifies that the Release Date has occurred, and shall not be required to disburse the Escrow Securities unless and until it receives the Officer’s Certificate.

4. Rights of the Stockholders in Escrow Securities.

4.1 Rights as a Stockholder. Except as provided in this Section 4 and the Insider Letters (as defined below), the Stockholders shall retain all of their rights as security-holders of the Company with respect to their Escrow Securities during the applicable Escrow Periods, including, without limitation:

4.1.1 the right to vote; and

4.1.2 the right to receive dividends and distributions, if any, with cash dividends paid to the Stockholders and dividends paid in stock or other non-cash property (“Non-Cash Dividends”) delivered to the Escrow Agent to hold in accordance with the terms hereof (and the term “Escrow Securities” shall be deemed to include any Non-Cash Dividends distributed with respect to any Escrow Securities held by the Escrow Agent prior to the distribution).

4.2 Restrictions on Transfer. During the applicable Escrow Period, the Stockholders agree not to sell, transfer or assign any or all of their Escrow Securities (for which Release Date has not occurred). Notwithstanding the foregoing, the Stockholders may transfer any of their Escrow Securities to their respective ancestors, descendants or spouse or to trusts established for the benefit of such persons or the member or pursuant to a qualified domestic relations order, or to affiliated companies or to other officers or directors of the Company; provided, however, that any such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement as a stockholder and of the Insider Letter signed by transferring Stockholder. During the applicable Escrow Period, the Stockholders each agree that they may not pledge or grant a security interest in the Escrow Securities or grant a security interest in their rights under this Agreement.

4.3 Insider Letters. Each of the Stockholders has executed a letter agreement with the Representative and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting their rights and obligations in certain events, including but not limited to the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Company agrees to indemnify and hold the Escrow Agent harmless from and against any expenses, including counsel fees and disbursements, or losses suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow

Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by giving the other parties hereto written notice, and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, and approved by Pali, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and the holders of a majority of the Escrow Securities, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or willful misconduct.

5.8 Waiver. Notwithstanding anything herein to the contrary, the Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2 Entire Agreement. This Agreement together with the Insider Letters contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and together shall constitute one and the same instrument.

6.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

International Brands Management Group Ltd.

25 East 22nd Street

New York, NY 10010

Attn: David Chu, Chief Executive Officer

Tel: (212) 277-6401

Fax: (212) ___-____

If to any of the Stockholders to:

c/o International Brands Management Group Ltd.

25 East 22nd Street

New York, NY 10010

Attn: David Chu, Chief Executive Officer

Tel: (212) 277-6401

Fax: (212) ___-____

If to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Chairman

Tel: (212) ___-____

Fax: (212) ___-____

A copy of any notice sent hereunder shall be sent to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173-1922

Attn: Joel L. Rubinstein, Esq.

Tel: (212) 547-5336

Fax: (212) 547-5444

And:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attn: Christopher S. Auguste, Esq.

Tel: (212) 715-9100

Fax: (212) 715-8000

Any party may change the person and address to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.6 Third Party Beneficiaries. Each of the Stockholders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representative.

6.7 Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus and a liquidation and dissolution of the Company is effectuated.

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WITNESS the execution of this Agreement as of the date first above written.

INTERNATIONAL BRANDS MANAGEMENT GROUP LTD.
By:
Name: Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name: Title:

[ ]
By:
Name: Title:

OTHER STOCKHOLDERS OF INTERNATIONAL BRANDS MANAGEMENT GROUP LTD.

[Escrow Agreement]

Exhibit A

[Form of Insider Letter]